EXHIBIT 3.1

DEAN HELLER Secretary of State 206 North Carson Street
Carson City, Nevada 89701-4299	Entity #
(775) 684 5708	E0134732006-8
Website: secretaryofstate.biz	Document Number:
20060113807-88

Articles of Incorporation	Date Filed:
2/24/2006 12:10:47 PM
(PURSUANT TO NRS 78)	In the office of
/s/ Dean Heller
Dean Heller
Secretary of State

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	COAL MOUNTAIN TECHNOLOGIES, INC.

2.	Resident Agent	INCORP SERVICES, INC.
	Name and Street	Name
	Address:	13155 EAST PATRICK LANE #1, LAS VEGAS NEVADA 89130-3481
	(must be a Nevada address	Street Address City Zip Code
where process may be
	served)	Optional Mailing Address City State Zip Code

3.	Shares:
	(number of shares Corporation is Authorized to issue)	Number of Shares with par value: 75,000,000 Par value: $0.001	Number of shares without par value -0-

4.	Names & Addresses	1. RODGER SPAINHOWER
	of the Board of	Name
	Directors/Trustees:	PO BOX 9892 PHOENIX , AZ 85068-9892
	(each director/Trustee	Street Address City State Zip Code
	Must be a natural person	2.
	at least 18 years of age:	Name
attach additional page
	if more than 3	Street Address City State Zip Code
	directors/trustees)	3.
Name

Street Address City State Zip Code
5.	Purpose: (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL PURPOSE

6.	Name, Address	RODGER SPAINHOWER	/s/ Rodger Spainhower
	and Signature of	Name	Signature
	Incorporator:	PO BOX 9892, PHOENIX, AZ 85068-9892
	(attach additional page	Address City State Zip Code
if more than 1
incorporator
7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	Authorized Signature of R.A. or On Behalf of R.A. Company	Date
Resident Agent:

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 ARTICLES 2003 Revised on: 10/04/05